UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: April 21, 2008
(Date of earliest event reported)
IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10235 (Commission File Number)	36-3555336 (IRS Employer Identification No.)
630 Dundee Road
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)
          Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.
The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.”
On April 21, 2008, IDEX Corporation issued a press release announcing financial results for the quarter ended March 31, 2008.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
On April 21, 2008, IDEX Corporation announced that it closed a $100 million senior bank term loan with consistent covenants and expiration as the existing revolving credit facility. The term loan was timed to capitalize on current, favorable market conditions and will be used to fund the company’s ongoing capital deployment strategy which is primarily focused on acquisitive growth..
A copy of the Term Loan Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 – Other Events.
On April 21, 2008, IDEX Corporation announced that its Board of Directors has approved a new share repurchase program of up to $125 million of IDEX’s outstanding common shares.
Repurchases under the new program will be funded with future cash flow generation, and made from time to time in either the open market or through private transactions. The timing, volume, and nature of share repurchases will be at the discretion of management, dependent on market conditions, other priorities for cash investment, applicable securities laws, and other factors, and may be suspended or discontinued at any time.
A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits.
(d) Exhibits
10.1      Term Loan Credit Agreement dated April 18, 2008
99.1     Press release dated April 21, 2008
99.2     Press release dated April 21, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION
By:	/s/ Dominic A. Romeo
Dominic A. Romeo
Vice President and Chief Financial Officer

April 21, 2008

Exhibit Index

Exhibit
Number	Description
10.1	Term Loan Credit Agreement dated April 18, 2008

99.1	First quarter 2008 earnings release dated April 21, 2008

99.2	New share repurchase plan press release dated April 21, 2008